UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 13, 2020, AVEO Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The Company’s stockholders voted in the following manner with respect to the following proposal at the Special Meeting. No other matters were considered or voted upon at the Special Meeting.

1. An amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of common stock, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of the Company’s board of directors. This proposal was approved as follows:

For:	88,258,428
Against:	40,083,108
Abstain:	631,533

Item 8.01 Other Events.

On February 13, 2020, the Company’s Board of Directors approved a 1-for-10 reverse split of the Company’s common stock that is expected to take effect on Wednesday, February 19, 2020 after the close of trading.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.
Date: February 13, 2020

	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer